Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Fourth Quarter and Full Year 2018 Results

Fourth Quarter 2018 Key Performance Indicators

•	Earnings per share ("EPS") increased 97% year-over-year to $1.36.

◦	Net Income increased 88% year-over-year to $120 million.

•	EPS prior to Amortization of Intangible Assets** increased 96% year-over-year to $1.49.

•	Total Brokerage and Advisory Assets increased 2% year-over-year to $628 billion.

•	Total Net New Assets were an inflow of $5.9 billion, translating to a 3.5% annualized growth rate.

◦	Net new advisory assets were an inflow of $5.0 billion, translating to a 6.5% annualized growth rate.

◦	Net new brokerage assets were an inflow of $0.9 billion, translating to a 1.0% annualized rate.

◦	Recruited Assets(1) were $8.6 billion in Q4, and $27.3 billion for the year, up 9% from the prior year.

◦	Advisor count was 16,109 and production retention rate for the year was 96%.

•	Total client cash sweep balances increased 24% sequentially to $34.9 billion.

◦	Total client cash sweep balances as a percent of total assets was 5.6%, up from 4.1% in the prior quarter.

•	Gross Profit** increased 26% year-over-year to $508 million.

•	EBITDA** increased 67% year-over-year to $232 million.

◦	EBITDA** as a percentage of Gross Profit** was 46%, up from 35% a year ago.

◦	Core G&A** increased 11% year-over-year to $216 million, up 3% sequentially, including $2 million of expenses related to the acquisition of AdvisoryWorld.

•	Shareholder capital returns were $139 million, translating to $1.58 per share.

◦	Share repurchases were $118 million for 1.9 million shares at an average purchase price of $61.19.

◦	Weighted average fully diluted share count was 88.2 million, down 2% sequentially and down 5% year-over-year.

◦	Dividends were $22 million.

•	Cash available for corporate use was $339 million.

•	Credit Agreement Net Leverage Ratio(2) was 2.15x, down 0.09x from the prior quarter.

Full Year 2018 Key Performance Indicators

•	EPS increased 87% year-over-year to $4.85.

◦	Net Income increased 84% year-over-year to $439 million.

•	EPS prior to Amortization of Intangible Assets** increased 88% year-over-year to $5.33.

•	Gross Profit** increased 25% year-over-year to $1,948 million.

•	EBITDA** increased 40% year-over-year to $866 million.

◦	EBITDA** as a percentage of Gross Profit** was 44%, up from 40% a year ago.

◦	Core G&A** was $819 million, including $2 million of expenses related to the acquisition of AdvisoryWorld.

•	Shareholder capital returns were $506 million, translating to $5.59 per share.

◦	Share repurchases were $418 million for 6.5 million shares at an average purchase price of $63.96.

◦	Dividends were $88 million.

Key Updates

•	Increased fixed ICA balances to ~35% of total ICA portfolio, up from ~10% in Q3.

•	Updated 2019 Core G&A** Outlook range to $850 to $875 million to include ~$5 million of costs related to AdvisoryWorld.

•	Provided capital plan updates in 8-K filed on December 4, 2018:

◦	Lowered target credit agreement net leverage ratio to a range of 2.00x to 2.75x, from 3.25x to 3.5x.

◦	Increased share repurchase authorization to $1 billion as of December 31, 2018.

SAN DIEGO - January 31, 2019 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its fourth quarter ended December 31, 2018, reporting net income of $120 million, or $1.36 per share. This compares with $64 million, or $0.69 per share, in the fourth quarter of 2017 and $107 million, or $1.19 per share, in the prior quarter.

"Over the past year, we delivered solid business and financial results as we increased organic growth and completed our acquisition of NPH," said Dan Arnold, President and CEO.  "As we look forward, we remain focused on serving our advisors and helping them differentiate and win in the marketplace.  Our efforts include delivering best-in-class digital capabilities and tools, including our acquisition of AdvisoryWorld. We believe our strategy positions us to continue driving long-term growth and shareholder value.”

“In 2018, we grew assets and gross profit, remained disciplined on expenses while increasing our investments in organic growth, and returned capital to shareholders," said Matt Audette, CFO. “As a result, we grew earnings per share over 80 percent for the year. In Q4, we continued to enhance our financial strength and stability by increasing the duration of our ICA portfolio and lowering our target leverage, while also establishing a new share repurchase authorization. Looking forward, we believe our business results and financial strength position us well to continue creating long-term shareholder value.”

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on March 29, 2019 to all stockholders of record as of March 15, 2019.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EST on Thursday, January 31. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 4798087, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until February 7 and February 21, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 4798087.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer*. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

*Based on total revenues, Financial Planning magazine June 1996-2018.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of Amortization of Intangible Assets. The per share impact is calculated as Amortization of Intangible Assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 34 on page 20 of this release.
Gross Profit is calculated as net revenues, which were $1,317 million for the three months ended December 31, 2018, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $793 million and $16 million, respectively, for the three months ended December 31, 2018. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,123 million for the three months ended December 31, 2018, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 5 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, amortization and loss on extinguishment of debt. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions, including the Company's acquisition of the broker/dealer network of National Planning Holdings, Inc. ("NPH"). The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2019 Core G&A** outlook), enhanced capabilities and tools, long-term growth and shareholder value, and capital deployment, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of January 31, 2019. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, the Company's strategy and success in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of repurchasing securities from investors in excess of our estimates; changes made to the Company’s offerings, services, and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives and programs, and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2017 Annual Report on Form 10-K, as may be amended or updated in the Company's 2018 Annual Report on Form 8-K, Quarterly Reports on Form 10-Q or other filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2018	2017	% Change	2018	2017	% Change
REVENUES
Commission	$469,923	$425,943	10%	$1,919,694	$1,670,824	15%
Advisory	474,102	375,928	26%	1,793,493	1,409,247	27%
Asset-based	265,681	193,707	37%	972,515	708,333	37%
Transaction and fee	119,254	103,145	16%	471,299	424,667	11%
Interest income, net of interest expense	11,784	6,542	80%	40,210	24,473	64%
Other	(23,702)	11,177	n/m	(8,811)	43,937	n/m
Total net revenues	1,317,042	1,116,442	18%	5,188,400	4,281,481	21%
EXPENSES
Commission and advisory	793,310	697,725	14%	3,177,576	2,669,599	19%
Compensation and benefits	132,766	119,748	11%	506,650	456,918	11%
Promotional	45,141	60,066	(25%)	208,603	171,661	22%
Depreciation and amortization	21,897	20,138	9%	87,656	84,071	4%
Amortization of intangible assets	15,672	9,997	57%	60,252	38,293	57%
Occupancy and equipment	30,750	26,343	17%	115,598	97,332	19%
Professional services	24,428	20,675	18%	85,651	71,407	20%
Brokerage, clearing and exchange	16,000	15,480	3%	63,154	57,047	11%
Communications and data processing	11,776	12,416	(5%)	46,322	44,941	3%
Other	31,103	25,070	24%	119,278	96,210	24%
Total operating expenses	1,122,843	1,007,658	11%	4,470,740	3,787,479	18%
Non-operating interest expense	31,756	28,894	10%	125,023	107,025	17%
Loss on extinguishment of debt	—	—	n/m	—	22,407	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	162,443	79,890	103%	592,637	364,570	63%
PROVISION FOR INCOME TAXES	42,145	15,792	167%	153,178	125,707	22%
NET INCOME	$120,298	$64,098	88%	$439,459	$238,863	84%
EARNINGS PER SHARE
Earnings per share, basic	$1.40	$0.71	97%	$4.99	$2.65	88%
Earnings per share, diluted	$1.36	$0.69	97%	$4.85	$2.59	87%
Weighted-average shares outstanding, basic	85,976	89,921	(4%)	88,119	90,002	(2%)
Weighted-average shares outstanding, diluted	88,163	92,386	(5%)	90,619	92,115	(2%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2018	Q3 2018	Q2 2018
REVENUES
Commission	$469,923	$486,875	$488,085
Advisory	474,102	458,087	438,917
Asset-based	265,681	248,895	238,603
Transaction and fee	119,254	118,941	116,455
Interest income, net of interest expense	11,784	10,512	10,133
Other	(23,702)	7,687	6,611
Total net revenues	1,317,042	1,330,997	1,298,804
EXPENSES
Commission and advisory	793,310	821,950	800,619
Compensation and benefits	132,766	128,007	122,360
Promotional	45,141	52,628	43,407
Depreciation and amortization	21,897	22,838	22,220
Amortization of intangible assets	15,672	15,676	15,682
Occupancy and equipment	30,750	30,308	26,904
Professional services	24,428	23,129	15,922
Brokerage, clearing and exchange expense	16,000	15,844	15,433
Communications and data processing	11,776	12,334	11,038
Other	31,103	29,219	30,370
Total operating expenses	1,122,843	1,151,933	1,103,955
Non-operating interest expense	31,756	31,705	31,940
INCOME BEFORE PROVISION FOR INCOME TAXES	162,443	147,359	162,909
PROVISION FOR INCOME TAXES	42,145	40,494	44,143
NET INCOME	$120,298	$106,865	$118,766
EARNINGS PER SHARE
Earnings per share, basic	$1.40	$1.22	$1.33
Earnings per share, diluted	$1.36	$1.19	$1.30
Weighted-average shares outstanding, basic	85,976	87,426	89,128
Weighted-average shares outstanding, diluted	88,163	89,878	91,684

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$511,096	$811,136
Cash segregated under federal and other regulations	985,195	763,831
Restricted cash	65,828	50,688
Receivables from:
Clients, net of allowance of $640 at December 31, 2018 and $466 at December 31, 2017	412,944	344,230
Product sponsors, broker-dealers, and clearing organizations	166,793	196,207
Advisor loans, net of allowance of $5,080 at December 31, 2018 and $3,264 at December 31, 2017	298,821	219,157
Others, net of allowance of $8,099 at December 31, 2018 and $6,115 at December 31, 2017	248,711	228,986
Securities owned:
Trading — at fair value	29,267	17,879
Held-to-maturity — at amortized cost	13,001	11,833
Securities borrowed	4,829	12,489
Fixed assets, net of accumulated depreciation and amortization of $308,155 at December 31, 2018 and $427,344 at December 31, 2017	461,418	412,684
Goodwill	1,490,247	1,427,769
Intangible assets, net of accumulated amortization of $479,319 at December 31, 2018 and $419,066 at December 31, 2017	484,171	414,093
National Planning Holdings acquisition	—	162,500
Other assets	305,147	285,269
Total assets	$5,477,468	$5,358,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$225,034	$185,929
Payables to clients	950,946	962,891
Payables to broker-dealers and clearing organizations	76,180	54,262
Accrued commission and advisory expenses payable	164,211	147,095
Accounts payable and accrued liabilities	478,644	461,149
Income taxes payable	32,990	469
Unearned revenue	80,524	72,222
Securities sold, but not yet purchased — at fair value	169	1,182
Long-term borrowing, net of unamortized debt issuance cost of $19,525 at December 31, 2018 and $22,812 at December 31, 2017	2,371,808	2,385,022
Leasehold financing and capital lease obligations	104,564	107,518
Deferred income taxes, net	18,325	16,004
Total liabilities	4,503,395	4,393,743
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 124,909,796 shares issued at December 31, 2018 and 123,030,383 shares issued at December 31, 2017	125	123
Additional paid-in capital	1,634,337	1,556,117
Treasury stock, at cost — 39,820,646 shares at December 31, 2018 and 33,262,115 shares at December 31, 2017	(1,730,535)	(1,309,568)
Retained earnings	1,070,146	718,336
Total stockholders’ equity	974,073	965,008
Total liabilities and stockholders’ equity	$5,477,468	$5,358,751

LPL Financial Holdings Inc.
Management's Statements of Operations(3)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q4 2018	Q3 2018	% Change	Q4 2017	% Change
Gross Profit(3)
Sales-based commissions	$199,468	$193,545	3%	$174,052	15%
Trailing commissions	270,455	293,330	(8%)	251,891	7%
Advisory	474,102	458,087	3%	375,928	26%
Commission and advisory fees	944,025	944,962	—%	801,871	18%
Commission and advisory expense	(793,310)	(821,950)	(3%)	(697,725)	14%
Commission and advisory fees, net of payout	150,715	123,012	23%	104,146	45%
Cash sweep	147,774	127,174	16%	88,333	67%
Other asset-based(4)	117,907	121,721	(3%)	105,374	12%
Transaction and fee	119,254	118,941	—%	103,145	16%
Interest income and other	(11,918)	18,199	n/m	17,719	n/m
Total net commission and advisory fees and attachment revenue	523,732	509,047	3%	418,717	25%
Brokerage, clearing, and exchange expense	(16,000)	(15,844)	1%	(15,480)	3%
Gross Profit(3)	507,732	493,203	3%	403,237	26%

G&A Expense
Core G&A(5)	216,185	209,244	3%	194,607	11%
Regulatory charges	9,593	7,421	n/m	5,433	n/m
Promotional	45,141	52,628	(14%)	60,066	(25%)
Employee share-based compensation	5,045	6,332	(20%)	4,212	20%
Total G&A	275,964	275,625	—%	264,318	4%
EBITDA(3)	231,768	217,578	7%	138,919	67%
Depreciation and amortization	21,897	22,838	(4%)	20,138	9%
Amortization of intangible assets	15,672	15,676	—%	9,997	57%
Non-operating interest expense	31,756	31,705	—%	28,894	10%
INCOME BEFORE PROVISION FOR INCOME TAXES	162,443	147,359	10%	79,890	103%
PROVISION FOR INCOME TAXES	42,145	40,494	4%	15,792	167%
NET INCOME	$120,298	$106,865	13%	$64,098	88%
Earnings per share, diluted	$1.36	$1.19	14%	$0.69	97%
Weighted-average shares outstanding, diluted	88,163	89,878	(2%)	92,386	(5%)
EPS Prior to Amortization of Intangible Assets	$1.49	$1.32	13%	$0.76	96%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (3)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2018	Q3 2018	Q2 2018
Gross Profit(3)
Sales-based commissions	$199,468	$193,545	$196,530
Trailing commissions	270,455	293,330	291,555
Advisory	474,102	458,087	438,917
Commission and advisory fees	944,025	944,962	927,002
Commission and advisory expense	(793,310)	(821,950)	(800,619)
Commission and advisory fees, net of payout	150,715	123,012	126,383
Cash sweep	147,774	127,174	121,386
Other asset-based(4)	117,907	121,721	117,217
Transaction and fee	119,254	118,941	116,455
Interest income and other	(11,918)	18,199	16,744
Total net commission and advisory fees and attachment revenue	523,732	509,047	498,185
Brokerage, clearing, and exchange expense	(16,000)	(15,844)	(15,433)
Gross Profit(3)	507,732	493,203	482,752

G&A Expense
Core G&A(5)	216,185	209,244	192,148
Regulatory charges	9,593	7,421	8,321
Promotional	45,141	52,628	43,407
Employee share-based compensation	5,045	6,332	6,125
Total G&A	275,964	275,625	250,001
EBITDA(3)	231,768	217,578	232,751
Depreciation and amortization	21,897	22,838	22,220
Amortization of intangible assets	15,672	15,676	15,682
Non-operating interest expense	31,756	31,705	31,940
INCOME BEFORE PROVISION FOR INCOME TAXES	162,443	147,359	162,909
PROVISION FOR INCOME TAXES	42,145	40,494	44,143
NET INCOME	$120,298	$106,865	$118,766
Earnings per share, diluted	$1.36	$1.19	$1.30
Weighted-average shares outstanding, diluted	88,163	89,878	91,684
EPS Prior to Amortization of Intangible Assets	$1.49	$1.32	$1.42

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q4 2018	Q3 2018	Change	Q4 2017	Change
Market Drivers
S&P 500 Index (end of period)	2,507	2,914	(14%)	2,674	(6%)
Fed Funds Daily Effective Rate (FFER) (average bps)	222	192	30bps	120	102bps

Assets
Advisory Assets(6)	$282.0	$306.1	(8%)	$273.0	3%
Brokerage Assets(7)	346.0	374.9	(8%)	342.1	1%
Total Brokerage and Advisory Assets	$628.1	$681.0	(8%)	$615.1	2%
Advisory % of Total Brokerage and Advisory Assets	44.9%	44.9%	—%	44.4%	50bps

Assets by Platform
Corporate Platform Advisory Assets(8)	$172.3	$184.8	(7%)	$160.0	8%
Hybrid Platform Advisory Assets(9)	109.7	121.3	(10%)	113.0	(3%)
Brokerage Assets	346.0	374.9	(8%)	342.1	1%
Total Brokerage and Advisory Assets	$628.1	$681.0	(8%)	$615.1	2%

Centrally Managed Assets
Centrally Managed Assets(10)	$38.5	$40.8	(6%)	$32.9	17%
Centrally Managed % of Total Advisory Assets	13.7%	13.3%	40bps	12.1%	160bps

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q4 2018	Q3 2018	Change	Q4 2017	Change
Net New Assets (NNA)
Net New Advisory Assets(11)	$5.0	$5.1	n/m	$14.0	n/m
Net New Brokerage Assets(12)	0.9	(0.8)	n/m	23.5	n/m
Total Net New Assets	$5.9	$4.4	n/m	$37.5	n/m

Net Brokerage to Advisory Conversions(13)	$1.4	$1.7	n/m	$2.1	n/m
Advisory NNA Annualized Growth(14)	6%	7%	n/m	22%	n/m
Total NNA Annualized Growth(14)	3%	3%	n/m	27%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(15)	$5.1	$5.9	n/m	$11.1	n/m
Hybrid Platform Net New Advisory Assets(16)	(0.2)	(0.8)	n/m	2.9	n/m
Total Net New Advisory Assets	$5.0	$5.1	n/m	$14.0	n/m
Centrally Managed Net New Advisory Assets(17)	$1.4	$1.8	n/m	$2.5	n/m

Cash Sweep Balances
Insured Cash Account Balances	$24.8	$21.0	18%	$22.9	8%
Deposit Cash Account Balances	5.1	3.9	31%	4.2	21%
Money Market Account Cash Balances	4.9	3.3	48%	2.7	81%
Total Cash Sweep Balances	$34.9	$28.2	24%	$29.8	17%
Cash Sweep % of Total Assets	5.6%	4.1%	150bps	4.8%	80bps

Cash Sweep Average Fees
Insured Cash Account Average Fee - bps(18)	215	189	26	132	83
Deposit Cash Account Fee Average Fee - bps(18)	207	198	9	113	94
Money Market Account Average Fee - bps(18)	75	75	—	69	6
Total Cash Sweep Average Fee - bps(18)	196	178	18	124	72

Net Buy (Sell) Activity(19)	$2.3	$9.2	(75%)	$7.3	(68%)

LPL Financial Holdings Inc.
Monthly Metrics(3)
(Dollars in billions, except where noted)
(Unaudited)

	December 2018	November 2018	Nov to Dec Change	October 2018	September 2018
Assets Served
Advisory Assets(6)	$282.0	$297.0	(5.1%)	$291.7	$306.1
Brokerage Assets(7)	346.0	362.7	(4.6%)	357.5	374.9
Total Brokerage and Advisory Assets	$628.1	$659.7	(4.8%)	$649.3	$681.0

Net New Assets
Net New Advisory Assets(11)	$0.9	$2.0	n/m	$2.1	$2.2
Net New Brokerage Assets(12)	(0.1)	0.9	n/m	0.1	0.5
Total Net New Assets	$0.8	$2.9	n/m	$2.2	$2.7
Net Brokerage to Advisory Conversions(13)	$0.3	$0.5	n/m	$0.6	$0.5

Cash Sweep Balances
Insured Cash Account Balances	$24.8	$21.8	13.8%	$21.4	$21.0
Deposit Cash Account Balances	5.1	4.3	18.6%	4.2	3.9
Money Market Account Cash Balances	4.9	3.9	25.6%	3.5	3.3
Total Client Cash Sweep Balances	$34.9	$29.9	16.7%	$29.1	$28.2

Market Indices
S&P 500 Index (end of period)	2,507	2,760	(9.2%)	2,712	2,914
Fed Funds Effective Rate (average bps)	227	220	7bps	219	195

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2018	Q3 2018	% Change	Q4 2017	% Change
Commission Revenue by Product
Variable annuities	$188,439	$201,075	(6%)	$174,209	8%
Mutual funds	145,780	155,579	(6%)	137,316	6%
Alternative investments	5,414	6,331	(14%)	6,547	(17%)
Fixed annuities	50,807	47,117	8%	32,054	59%
Equities	22,752	19,082	19%	20,659	10%
Fixed income	29,201	32,144	(9%)	26,373	11%
Insurance	19,232	16,155	19%	19,998	(4%)
Group annuities	7,966	9,064	(12%)	8,638	(8%)
Other	332	328	1%	149	123%
Total commission revenue	$469,923	$486,875	(3%)	$425,943	10%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$54,744	$57,491	(5%)	$51,523	6%
Mutual funds	33,687	33,319	1%	32,318	4%
Alternative investments	2,049	1,822	12%	2,940	(30%)
Fixed annuities	43,744	40,040	9%	26,767	63%
Equities	22,752	19,082	19%	20,659	10%
Fixed income	23,504	25,757	(9%)	20,548	14%
Insurance	17,703	14,433	23%	18,512	(4%)
Group annuities	953	1,273	(25%)	636	50%
Other	332	328	1%	149	123%
Total sales-based commissions	$199,468	$193,545	3%	$174,052	15%
Trailing commissions
Variable annuities	$133,695	$143,584	(7%)	$122,686	9%
Mutual funds	112,093	122,260	(8%)	104,998	7%
Alternative investments	3,365	4,509	(25%)	3,607	(7%)
Fixed annuities	7,063	7,077	—%	5,287	34%
Fixed income	5,697	6,387	(11%)	5,825	(2%)
Insurance	1,529	1,722	(11%)	1,486	3%
Group annuities	7,013	7,791	(10%)	8,002	(12%)
Total trailing commissions	$270,455	$293,330	(8%)	$251,891	7%
Total commission revenue	$469,923	$486,875	(3%)	$425,943	10%

LPL Financial Holdings Inc.
Financial Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2018	Q3 2018	Change	Q4 2017	Change
Payout Rate
Base Payout Rate	82.75%	83.02%	(27bps)	82.56%	19bps
Production Based Bonuses	3.88%	3.36%	52bps	3.28%	60bps
GDC Sensitive Payout	86.63%	86.38%	25bps	85.84%	79bps
Non-GDC Sensitive Payout	(2.60)%	0.60%	(320bps)	1.17%	(377bps)
Total Payout Ratio	84.03%	86.98%	(295bps)	87.01%	(298bps)
Production Based Bonuses Ratio (Trailing Twelve Months)	3.03%	2.88%	15bps	2.65%	38bps

LPL Financial Holdings Inc.
Capital Management Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2018		Q3 2018
Credit Agreement EBITDA Trailing Twelve Months(3)(20)
Net income	$439,459		$383,259
Non-operating interest expense	125,023		122,161
Provision for income taxes	153,178		126,825
Depreciation and amortization	87,656		85,897
Amortization of intangible assets	60,252		54,577
EBITDA(3)	$865,568		$772,719
Credit Agreement Adjustments:
Employee share-based compensation expense	$23,108		$22,274
Advisor share-based compensation expense	6,054		7,886
NPH run-rate EBITDA accretion(21)	92,000		92,000
Realized NPH EBITDA Offset(22)	(75,500)		(50,500)
NPH onboarding costs	41,789		70,132
Other(23)	16,269		17,294
Credit Agreement EBITDA Trailing Twelve Months(3)(20)	$969,288		$931,805

Cash Available for Corporate Use(24)
Cash at Parent	$272,450		$276,657
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	56,248		105,578
Other Available Cash	10,302		9,373
Total Cash Available for Corporate Use	$339,000		$391,608

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,381,250		$2,385,000
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$2,081,250		$2,085,000
Credit Agreement EBITDA Trailing Twelve Months(20)	$969,288		$931,805
Credit Agreement Net Leverage Ratio	2.15	x	2.24	x

LPL Financial Holdings Inc.
Debt Schedule
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding (end of period)		Current Applicable Margin	Yield At Issuance	Interest Rate (end of period)	Maturity
Revolving Credit Facility(a)	$—		LIBOR+125bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,481,250		LIBOR+225 bps(b)		4.73%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,381,250				5.12%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $10.1 million as of December 31, 2018.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2018		Q3 2018		Change		Q4 2017		Change
Advisors
Advisors	16,109		16,174		—%		15,210		6%
Net New Advisors	(65)		125		n/m		957		n/m
Annualized commission and advisory fees per Advisor(25)	$234		$235		—%		$218		7%
Average Total Assets per Advisor ($ in millions)(26)	$39.0		$42.1		(7%)		$40.4		(3%)
Transition assistance loan amortization($ in millions)(27)	$21.3		$19.2		11%		$14.5		47%
Total client accounts (in millions)	5.4		5.4		—%		4.8		13%

Employees - period end	4,229		4,101		3%		3,736		13%

Productivity Metrics
Annualized Advisory Revenue as a percentage of Corporate Advisory Assets	1.03%		1.05%		(2	bps)	1.04%		(1	bps)
Gross Profit ROA(28)	31.5	bps	29.2	bps	2.3	bps	27.5	bps	4.0	bps
OPEX ROA(29)	19.4	bps	18.6	bps	0.8	bps	20.1	bps	(0.7	bps)
EBIT ROA(30)	12.1	bps	10.6	bps	1.5	bps	7.4	bps	4.7	bps
Production Retention Rate (YTD annualized)(31)	95.9%		96.1%		(20	bps)	95.0%		90	bps
Recurring Gross Profit Rate (trailing twelve months) (32)	86.7%		85.0%		170	bps	82.6%		410	bps
EBITDA as a percentage of Gross Profit	45.6%		44.1%		150	bps	34.5%		1,110	bps

Capital Expenditure ($ in millions)	$47.5		$36.4		30%		$26.3		81%

Share Repurchases	$117.8		$122.5		(4%)		$30.0		293%
Dividends	21.5		21.9		(2%)		22.5		(4%)
Total Capital Allocated	$139.3		$144.4		(4%)		$52.5		165%
Weighted-average Share Count, Diluted	88.2		89.9		(2%)		92.4		(5%)
Total Capital Allocated per Share(33)	$1.58		$1.61		(2%)		$0.57		177%

Endnote Disclosures

(1)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(2)	Compliance with the Credit Agreement Leverage Ratio is only required under the revolving credit facility.

(3)
Certain information presented on pages 8-17 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(4)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(5)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expense for the periods presented:

	Q4 2018	Q3 2018	Q2 2018	Q4 2017
Operating Expense Reconciliation (in thousands)
Core G&A	$216,185	$209,244	$192,148	$194,607
Regulatory charges	9,593	7,421	8,321	5,433
Promotional	45,141	52,628	43,407	60,066
Employee share-based compensation	5,045	6,332	6,125	4,212
Total G&A	275,964	275,625	250,001	264,318
Commissions and advisory	793,310	821,950	800,619	697,725
Depreciation & amortization	21,897	22,838	22,220	20,138
Amortization of intangible assets	15,672	15,676	15,682	9,997
Brokerage, clearing and exchange	16,000	15,844	15,433	15,480
Total operating expense	$1,122,843	$1,151,933	$1,103,955	$1,007,658

(6)	Consists of total advisory assets under custody at LPL Financial.

(7)	Consists of brokerage assets serviced by advisors licensed with LPL Financial.

(8)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial.

(9)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(10)	Represents those Advisory Assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(11)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(12)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals respectively.

(13)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(14)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(15)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 8) less total client withdrawals from advisory accounts on its corporate advisory platform.

(16)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 9) less total client withdrawals from advisory accounts on its independent advisory platform.

(17)	Consists of total client deposits into Centrally Managed Assets accounts (FN 10) less total client withdrawals from Centrally Managed Assets accounts.

(18)	Calculated by dividing revenue for the period by the average balance during the period.

(19)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(20)
Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters.

(21)
Represents estimated potential future cost savings, operating expense reductions or other synergies included in Credit Agreement EBITDA in accordance with the Credit Agreement relating to the acquisition of NPH. Such amounts do not represent actual performance and there can be no assurance that any such cost savings, operating expense reductions or other synergies will be realized.

(22)
Represents the portion of Credit Agreement EBITDA that management estimates to be attributable to the NPH acquisition, which is added back to offset NPH run-rate EBITDA accretion, in accordance with the Credit Agreement.

(23)
Represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(24)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(25)	Calculated based on the average advisor count from the current period and prior period.

(26)	Calculated based on the end of period Total Brokerage and Advisory Assets divided by end of period Advisor count.

(27)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(28)	Represents annualized Gross Profit (FN 3) for the period, divided by average month-end Total Brokerage and Advisory Assets for the period.

(29)
Represents annualized operating expenses for the period, excluding production-related expense, divided by average month-end Total Brokerage and Advisory Assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 5), Regulatory, Promotional, Employee Share Based Compensation, Depreciation & Amortization, and Amortization of Intangible Assets.

(30)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(31)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(32)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses, such as non-GDC sensitive production expenses, on a pro-rata basis against specific revenue lines at its discretion.

(33)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(34)
EPS prior to amortization of intangible assets is a non-GAAP financial measure. Please see a description of EPS prior to amortization of intangible assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS prior to amortization of intangible assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q4 2018
EPS	$1.36
Amortization of Intangible Assets	15,672
Tax Benefit	(4,388)
Amortization of Intangible Assets Net of Tax Benefit	$11,284
Diluted Share Count	88,163
EPS Impact	$0.13
EPS Prior to Amortization of Intangible Assets	$1.49